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                                                                     Exhibit (o)

                              Goldman Sachs Trust

                      Plan in Accordance with Rule 18f-3
                                 (the "Plan")

                               October 26, 1999


  This Plan is applicable to each series of Goldman Sachs Trust. Unless otherwise determined by the Board of Trustees, each future series will issue multiple classes of shares in accordance with this Plan.

  Each class of shares of each Fund will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses except as set forth below. In addition, extraordinary expenses attributable to one or more classes shall be borne by such classes. The Board of Trustees may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Unless a class of shares is otherwise designated, it shall have the terms set forth below with respect to Class A Shares. Except as set forth in a Fund's prospectus, shares may be exchanged only for shares of the same class of another Fund or, to the extent permitted by the officers of the Trust, shares of another class of the same Fund.

Institutional Shares

  Institutional Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Institutional Shares are not subject to an Administration, Preferred Administration, Service or Distribution and Service Plan. Institutional Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectuses with respect to Institutional Shares.

Administration Shares

  Administration Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Administration Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Administration Shares are subject to a fee under an Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Service, Preferred Administration or Distribution and Service Plan. The Administration Shareholders have exclusive voting rights, if any, with respect to a Fund's Administration Plan. Administration Shares shall be entitled to the shareholder services set forth from time to time in the Funds' prospectuses with respect to Administration Shares.

Preferred Shares

  Preferred Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Preferred Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Preferred Shares are subject to a fee under a Preferred Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Service or Distribution and Service Plan. The Preferred Shareholders have exclusive voting rights, if any, with respect to a Fund's Preferred Administration Plan. Preferred Shares shall be entitled to the shareholder services set forth

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from time to time in the Funds' prospectuses with respect to Preferred Shares.

Service Shares

  Service Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Service Shares are sold only to or through service organizations that have entered into agreements with the Funds. Service Shares are subject to a fee under the Service Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Preferred Administration or Distribution and Service Plan. The Service Shareholders have exclusive voting rights, if any, with respect to a Fund's Service Plan. Service Shares shall be entitled to the shareholder services set forth from time to time in the Funds' prospectus with respect to Service Shares.

Cash Management Shares

  Cash Management Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Cash Management Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Cash Management Shares are subject to fees under a Service Plan and a Distribution Plan for Cash Management Shares but are not subject to fees under any Administration, Preferred Administration or Distribution and Service Plan. The Cash Management Shares have exclusive voting rights, if any, with respect to a Fund's Service Plan and Distribution Plan for Cash Management Shares. Cash Management Shares shall be entitled to the shareholder services set forth from time to time in the Funds' prospectuses with respect to Cash Management Shares.

Select Shares

  Select Shares are sold at net asset value and are subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Select Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Select Shares are subject to fees under a Select Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Preferred Administration, Service or Distribution and Service Plan. The Select Shareholders have exclusive voting rights, if any, with respect to a Fund's Select Plan. Select Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectuses with respect to Select Shares.

Class A Shares

  Class A Shares are sold at net asset value per share plus the applicable sales charge as set forth in the relevant Fund's prospectus. Certain Class A Shares purchased at net asset value may be subject to a contingent deferred sales charge as set forth in the Funds' prospectuses. Class A Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. Class A Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class A Shares, on the terms set forth in the relevant Fund's prospectus, but are not subject to fees under any Administration or Service Plan or any other Distribution and Service Plan. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class A Shares that is not imposed in connection with other classes of shares. The Class A Shareholders have exclusive voting rights, if any, with respect to a Fund's Distribution and Service Plan adopted with respect to Class A Shares, subject to the voting rights, if any, granted to the Fund's other share classes by Rule

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18f-3 under the Investment Company Act of 1940. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Funds' prospectuses with respect to Class A Shares.

Class B Shares

  Class B Shares will be sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder redeems Class B Shares which have been held for less than the time period specified in the applicable prospectus at the time of purchase (the "Purchase Prospectus"), a deferred sales charge, on the terms set forth in the Purchase Prospectus, will be imposed at the time of redemption of such Class B Shares. The deferred sales charge is waived in the circumstances set forth in the relevant Prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon subsequent redemption of the Class B Shares acquired on exchange as provided in the Funds' prospectuses from time to time. Class B Shares, as well as Class B Shares issued upon exchange of or reinvestment of distributions on such Class B Shares, will automatically convert to Class A Shares of the same Fund (Service Shares in the case of Class B Shares issued by any Goldman Sachs Money Market Fund) after such period following purchase as shall be specified in the Purchase Prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class B Shares that is not imposed in connection with other classes of shares. Class B Shares are subject to fees under the Distribution and Service Plan adopted with respect to the Class B Shares, on the terms set forth in the relevant Fund's prospectus, but are not subject to fees under any Administration or Service Plan or any other Distribution and Service Plan. The Class B Shareholders have exclusive voting rights, if any, with respect to a Fund's Distribution and Service Plan adopted with respect to Class B Shares. Class B Shares are entitled to the shareholder services set forth from time to time in the Funds' prospectuses with respect to Class B Shares.

Class C Shares

  Class C Shares will be sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder redeems Class C Shares which have been held for less than the time period specified in the applicable prospectus as the time of purchase (the "Purchase Prospectus"), a deferred sales charge, on the terms set forth in the Purchase Prospectus, will be imposed at the time of redemption of such Class C Shares. The deferred sales charge is waived in the circumstances set forth in the relevant Prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon subsequent redemption of the Class C Shares acquired on exchange as provided in the Funds' prospectuses from time to time. Class C Shares have no conversion feature and are subject to distribution and service fees as set forth in the Fund's prospectuses. Class C Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund's prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class C Shares that is not imposed in connection with other classes of shares. Class C Shares are subject to fees under Distribution and Service Plan adopted with respect to the Class C Shares, on the terms set forth in the relevant Fund's prospectus, but are not subject to fees under any Administration or Service Plan or any other Distribution and Service Plan. The Class C Shareholders have exclusive voting rights, if any, with respect to a Fund's Distribution and Service Plan adopted with respect to Class C Shares. Class C Shares are entitled to the shareholder services set forth from time to time in the Funds' prospectuses with respect to Class C Shares.

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Transfer Agency Fees

  Transfer agency fees incurred by the Trust's portfolios are treated as class expenses.

Expense Allocation

  Expenses that are treated as class expenses under this Plan will be borne by a Fund's respective share classes. Fund expenses will be allocated daily to the respective share classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Trustees.

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